EXHIBIT 10.1

CORBUS PHARMACEUTICALS HOLDINGS, INC.

2024 EQUITY COMPENSATION PLAN

1. Establishment and Purpose

1.1 The purpose of the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company (as defined herein) and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2 The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 17.1 hereof.

2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of the Awardee’s employment or other service; (iii) use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within (fifteen) 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; or (vii) any material breach of any policy of the Company or its Affiliates or any action that the Board, in its sole discretion, determines is reasonably likely to cause the Company or its Affiliates disgrace or disrepute. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7 “Change in Control” shall be deemed to have occurred if any one of the following events shall occur:

(i) any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than 25% of the total number of votes that may be cast for the election of directors of the Company; or

(ii) the consummation of any (a) merger or other business combination of the Company, (b) sale of all or substantially all of the Company’s assets or (c) combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity or a parent entity; or

(iii) within any twelve (12)-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (1) no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax and (2) no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in the Plan or any Award Agreement shall exist, to the extent that the Board so determines by resolution adopted and not rescinded prior to the Change in Control; provided, however, that no such determination by the Board shall be effective if it would cause a Participant to be subject to a penalty tax under Section 409A of the Code.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10 “Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

2.11 “Company” means Corbus Pharmaceuticals Holdings, Inc., a Delaware corporation, and any successor thereto as provided in Section 15.8.

2.12 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director, advisor or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, director, advisor or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director will not constitute an interruption of Continuous Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law or permitted by the Committee. Unless the Committee provides otherwise, in its sole discretion, or as otherwise required by Applicable Law, vesting of Awards shall be tolled during any unpaid leave of absence by a Participant.

2.13 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.14 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.15 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.16 “Effective Date” means the date set forth in Section 17.1 hereof.

2.17 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date, (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.20 “Full Value Award” shall mean any Award other than a Stock Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value of the Award (whether directly or by forgoing a right to receive a cash payment from the Company).

2.21 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.22 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.23 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.24 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.25 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.26 “Outside Director” means a director of the Board who is not an employee of the Company or a Subsidiary.

2.27 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.28 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.29 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.30 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31 “Plan” means this Corbus Pharmaceuticals, Inc. 2024 Equity Compensation Plan, as it may be amended from time to time.

2.32 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.33 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.34 “Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35 “Securities Act” means the Securities Act of 1933, as amended.

2.36 “Stock Appreciation Right” or “SAR” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.37 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration

3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Section 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including without limitation to determine, add, cancel, waive, amend or otherwise alter any restrictions, terms or conditions of any Award, or extend the post-termination exercisability period of any Stock Option and/or Stock Appreciation Right); provided that neither the Board nor the Committee may, without shareholder approval, reduce or reprice the exercise price of any Stock Option and/or Stock Appreciation Right or cancel any Stock Option and/or Stock Appreciation Right in exchange for cash or another Award; and provided further that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Award or Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

3.4 Minimum Vesting Requirements for Awards. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) substitute Awards (as provided in Section 15.13 of the Plan), (ii) shares of Common Stock delivered in lieu of fully vested cash Awards and (iii) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Share Reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change of Control, in the terms of the Award or otherwise.

4. Shares Subject to the Plan

4.1 Share Limitation.

(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be two million (2,000,000) shares; all of which shares may, but need not, be issued in respect of Incentive Stock Options. The maximum number of shares of Common Stock which may be issued under the Plan as Full Value Awards is one million (1,000,000) shares.

(b) Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder (other than by exercise), the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations (including the limitation applicable to Full Value Awards if such shares of Common Stock relate to a Full Value Award). Shares of Common Stock (i) tendered or withheld in payment of a Stock Option, (ii) tendered or withheld to satisfy any tax withholding obligation or (iii) repurchased by the Company with Stock Option proceeds, shall not revert to the Plan or be added back to the Share Reserve. Further, shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the grantee upon the exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

4.2 Outside Director Limitation. The grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted under the Plan to any Outside Director during any calendar year shall not exceed $1,000,000 (inclusive of any cash awards to an Outside Director for such year that are not made pursuant to the Plan); provided that in the case of a new Outside Director, such amount shall be increased to $1,200,000 for the initial year of the Outside Director’s term.

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award.

Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Participation and Awards

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6. Stock Options

6.1 Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the sole discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

6.3 Vesting of Stock Options. Subject to Section 3.4, the Committee shall in its sole discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the Continuous Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Continuous Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant’s Continuous Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any Person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b) If a Participant’s Continuous Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c) If a Participant’s Continuous Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d) To the extent that a Stock Option of a Participant whose Continuous Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Continuous Service or at such earlier time as the Committee may determine.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price in cash or by certified or bank check, or through a broker-assisted exercise program implemented by the Committee in connection with the Plan. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-1(h) of the Company or any Subsidiary.

(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be necessary to comply with the requirements of Section 422 of the Code.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

7.3 Vesting Stock Appreciation Rights. Subject to Section 3.4, the Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the Continuous Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in Continuous Service.

7.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Common Stock to which they relate and shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement (and subject to Section 3.4). Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 16.5. The requirements for vesting of a Restricted Stock Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. Any right to receive all dividends and other distributions paid or made with respect thereto shall be subject to the requirements of Section 15.14.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Restricted Stock Unit Awards

9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which if so granted shall be accumulated and may be deemed reinvested in additional Restricted Stock Units, as determined by the Committee in its sole discretion. If any dividend equivalents are to be earned while a Restricted Stock Unit Award is subject to restrictions under Section 9 of the Plan, the Committee shall provide in the Award Agreement for such dividend equivalents to be subject to the same restrictions on transferability as the Restricted Stock Units to which they relate.

9.2 Vesting of Restricted Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion (and subject to Section 3.4), determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock

Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee and in compliance with Applicable Law including Section 409A of the Code.

9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Restricted Stock Units vest. If Restricted Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10. Performance Shares

10.1 Grant of Performance Shares. Performance Shares may be granted to any Eligible Person other than an Outside Director selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Performance Shares, as determined by the Committee in its sole discretion, and subject to the requirements of Section 15.14.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless otherwise specified in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11. Performance Units

11.1 Grant of Performance Units. Performance Units may be granted to any Eligible Person other than an Outside Director selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its sole discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless otherwise specified in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Incentive Bonus Awards

12.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

13. Other Cash-Based Awards and Other Stock-Based Awards

13.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Committee determines.

14. Change in Control

14.1 Effect of a Change in Control.

(a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor; and/or (vii) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the Change in Control. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control)

and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c) The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

15. General Provisions

15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Continuous Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Continuous Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by Applicable Law or stock exchange listing condition.

15.3 No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 16.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

15.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5 Employment or Continuous Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Continuous Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10 No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.11 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee or the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

15.12 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

15.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

15.14 Dividends and Dividend Equivalents. Notwithstanding anything in this Plan to the contrary, the Company shall not pay dividends equivalents with respect to any unvested Award (including, without limitation Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or Other Stock-Based Awards) nor shall it pay dividend equivalents on Incentive Stock Options, Nonqualified Stock Options or Stock Appreciation Rights, whether vested or unvested. A Restricted Stock Award may provide that any dividends which would otherwise be payable on Restricted Stock shall accrue on such shares of Restricted Stock and shall be payable only upon vesting of the shares subject to the Restricted Stock Award to which they relate.

16. Legal Compliance

16.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

16.2 Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of Applicable Law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the maximum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law.

(b) Subject to such terms and conditions as shall be specified in an Award Agreement, a Participant may, in order to fulfill the withholding obligation, utilize the broker-assisted exercise procedure described in Section 6.5 to satisfy the withholding requirements related to the exercise of a Stock Option.

16.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other Person hereunder.

16.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

17. Effective Date, Amendment and Termination

17.1 Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid if such stockholder approval occurs within one year of the date on which such Board approval occurs.

17.2 Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, (ii) changes the persons or class of persons eligible to receive Awards, or (iii) reduces or reprices the exercise price of any Stock Option and/or Stock Appreciation Right or cancels any Stock Option and/or Stock Appreciation Right in exchange for cash or another Award. For purposes of the foregoing, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, (i) to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code, or (ii) in a manner that causes an Incentive Stock Option to be treated as a Nonqualified Stock Option. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s initial adoption by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

INITIAL BOARD APPROVAL: 03/14/2024

INITIAL STOCKHOLDER APPROVAL: 05/16/2024